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                                  Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-85355) of Sento Corporation and in the related Prospectus of our report dated April 25, 2000, except for the second paragraph of note 7 as to which the date is April 28, 2000, with respect to the consolidated financial statements of Sento Corporation included in this Annual Report (Form 10-KSB) for the year ended March 31, 2000.

                                                            s/ Ernst & Young LLP

Salt Lake City
June 13, 2000